Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ECMOHO Limited of our report dated June 12, 2020 relating to the financial statements, which appears in ECMOHO Limited’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China

June 30, 2021